Exhibit 2

    The Lawrence Weissberg Foundation POWER OF ATTORNEY

Incorporated by reference to Exhibit 4 to the Statement on Schedule 13D filed with the Securities Exchange
Commission on February 11, 2002 by The Lawrence Weissberg
Trust, Lawrence Weissberg, Frederick M. Weissberg and
Britt Evans.